Exhibit 99.1
Francis X. Ryan, CPA, Named to Board of Directors of Spectrum Sciences & Software Holdings Corp.
Falls Church, VA — October 4, 2005 — Spectrum Sciences & Software Holdings Corp. (OTC BB: SPSC) announced today that Francis X. Ryan, C.P.A., has joined the company’s Board of Directors and will serve as Chairman of the Audit Committee.
Mr. Ryan is President of F.X. Ryan & Associates, a management consulting firm. He has been a member of the boards of directors of Paradigm Holdings Inc., Fawn Industries, EPlans, Inc., Berwick Industries, Murray Corporation, and Seequa Computer, as well as St. Agnes Hospital and the Good Shepherd Center in Baltimore, Maryland.
Darryl K. Horne, Spectrum Holdings’ President and Chief Executive Officer, stated, “Frank Ryan brings financial expertise, independent judgment, and extensive Sarbanes-Oxley compliance and corporate governance experience to our company. As Chairman of the Audit Committee, he will play a central role in assisting the Board in overseeing our company’s financial reporting, internal controls, and audit processes. The addition of another independent director brings the Spectrum Holdings Board to 50 percent independent representation, which brings us a step closer to meeting the requirements for listing on the NASDAQ Stock Market.”
Mr. Ryan has a B.S. in economics from Mt. St. Mary’s College, where he graduated summa cum laude, and an M.B.A. in finance from the University of Maryland. He is also a Certified Public Accountant.
A reserve officer in the United States Marine Corps, Mr. Ryan was called back to active duty in 2004 to serve as Chief, Secretariat and Engagements, of the Strategy, Plans and Assessments Division in Iraq. He was awarded a Bronze Star for his service during Operation Iraqi Freedom.
In voting to bring Mr. Ryan to the Board, Spectrum Holdings’ Board of Directors increased its membership to six members, half of whom are independent Directors. In addition to Mr. Horne and Mr. Ryan, the other Directors are Michael Megless, Spectrum Holdings’ Chief Financial Officer; William Ham, President and CEO of Spectrum Sciences and Software, Inc.; Kelly Armstrong, a management consultant; and Karl Heer, co-owner of Nautic Distributors, Ltd.
About Spectrum Sciences & Software Holdings Corp.
Spectrum Sciences & Software Holdings Corp. is a technology and technical engineering solutions company focused on three primary target markets—national security, energy & environment, and transportation—with an emphasis on homeland security. The company’s business offerings encompass management services, procurement, manufacturing, science and engineering, and information technology.
The company currently has more than 350 employees within its family of subsidiaries, which include Horne Engineering Services (http://www.horne.com/), Spectrum Sciences & Software, Inc. (http://www.specsci.com), M&M Engineering (http://www.mmeng.net), and Coast Engine and Equipment Company (CEECO).

More information about Spectrum Sciences & Software Holdings Corp. can be found at www.spectrumholdingscorp.com.
Forward-Looking Statements
This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements, which are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, risks set forth in documents filed by the company from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by, or on behalf of, the Company, are expressly qualified by these cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.
SOURCE: Spectrum Sciences & Software Holdings Corp.
Spectrum Sciences & Software Holdings Corp., Investor Relations
Steve Cook , 703-564-2968, Steve.cook@specsci.com